Exhibit 99.1

Datasea Reports Second Quarter Fiscal Year 2023 Financial Results and Provides Business Updates

BEIJING, Feb. 13, 2023 (GLOBE NEWSWIRE) -- Datasea Inc. (NASDAQ: DTSS) (“Datasea” or the “Company”), incorporated in Nevada in September 2014, is a digital technology corporation engaged in three converging and innovative business segments: 5G messaging, acoustic intelligence, and smart city in China, today announced financial results for the quarter ended December 31, 2022, and provided an update on its key strategic and operational initiatives.

“As we progressed through the second quarter, it became evident that the evolving Covid-19 pandemic and the changing prevention and control mechanisms would significantly impact our quarterly earnings and ability to fulfill customer orders, we also adjust our internal policy on 5G SMS business. Therefore, our second quarter revenue was not in-line with our expectations,” said Zhixin Liu, CEO of Datasea. “Fortunately, Datasea saw and continues to see demand, particularly for air purifiers. Furthermore, with the pace of China’s reopening after lifting the Zero-Covid policy, we do not expect similar levels of sequential declines beyond the second quarter of 2023. Moreover, we remain committed to enhancing our product portfolio, streamlining operational efficiencies, and expanding market reach and client acquisition.”

Second Quarter 2023 Financial Results

●	We had revenues of $425,710 and $8,979,479 for the three months ended December 31, 2022 and December 31, 2021 respectively, which shows a $8,553,769 or 95% decrease by comparing with the same period of 2021. The decrease in revenues was mainly due to the sharp decline in 5G SMS services in China amid the global COVID-19 pandemic. To mitigate operational risks and maintain control over cash flow, the Company implemented a revised business policy for 5G SMS services that involves collecting payment from clients in advance before making any purchases from suppliers. This approach will ensure that the Company’s long-term operations can progress at a rapid and stable pace, while help minimizing financial risks. Gross profit was $54,330 for the three months ended December 31, 2022, compared to $246,299 for the three months ended December 31, 2021, representing a decrease of $191,969 or 78%. The decrease in gross profit was mainly due to the decreased delivery of services related to the 5G SMS service platform in 2022.

●	Gross margin was 12.8% for the three months ended December 31, 2022, compared to 3.0% for the three months ended December 31, 2021. The increase in gross margin was mainly due to decreased activities from the lower margin 5G SMS business and indicated that the Company’s measures to improve gross profit margin are gradually showing effect.

Second Quarter 2023 Business Highlights

5G Messaging

●	Client expansion

In December 2022, Datasea’s converged cloud platform product passed the relevant audits, officially coming to market as the SaaS product of China Mobile Cloud Energy Center. Following this approval, the product is formally a provider for China Mobile’s ecosystem. According to the enterprise search engine APP, Datasea can now meet the potential needs of more than 60000 business entities, more than 17 million group enterprise customers, and more than 957 million mobile customers.

●	Product update

With a unique SaaS and PaaS business model and subscription service, Datasea provides personalized launch services for different industries, rapidly enhanced brand strength, and sustainable marketing growth for enterprise customers. With customizable solutions and applications that can serve broad industries, the Company intends to target more enterprise customers in various sectors such as finance, e-commerce, logistics, tourism, government affairs, education, and power.

Acoustic Intelligence

In the second quarter of 2023, Datasea continued to develop its ultrasonic sterilization and antivirus products under the brand name Hailijia. Hailijia concentrates on air purification and has five models focused on in-vehicle sterilization and deodorization, restroom sterilization and deodorization, and air disinfection and sterilization meant to respond to a wide range of market needs.

●	Client expansion

On December 23, 2022, as announced by the Heilongjiang Provincial Government Procurement Network, Shuhai Beijing won the equipment procurement project bid to supply disinfection and sterilization equipment to Tieli Fangcang Hospital, the designated hospital in Yichun City. This achievement is especially notable because procurement projects are characterized by “high requirements and strict review,” which is a “touchstone” to test an enterprise’s comprehensive strength. The agreement also shows that key customers recognize the technical capacity of the Company’s disinfection and sterilization equipment.

●	Marketing and sales expansion

On December 3, 2022, the Company kicked off a national Hailijia marketing campaign with an online event and several in-person product showcase events in some of China’s largest cities, such as Beijing, Shenzhen, Tianjin, Hangzhou, and Harbin. With over 50 trade and distribution institutions from China, Southeast Asia, and the Middle East participating in the event, Datasea entered into eight marketing and distribution agreements.

Datasea continues to sell its acoustic intelligence products through a direct sales force and a select network of distributors and channel partners. As of the end of the second quarter of 2023, Datasea has 6 channel partners and 3 OEMs.

Smart City

●	Client expansion

In November 2022, Datasea’s Shuhai Information Technology Co., Ltd. signed an agreement with Zhongjing Hengji. Under the terms, Shuhai will provide Zhongjing Hengji with a 5G smart elevator platform. Moreover, Shuhai will spearhead several research and development projects for Zhongjing Hengji, including a payment module interface, a payment management module, a financial module, various Internet of Things projects, a smart community, 5G messaging, and other systems.

ESG Management

Datasea believes incorporating ESG considerations into our operations and strategy will effectively help manage risks and identify opportunities supporting our long-term success. Furthermore, a strong ESG approach can foster positive relationships with stakeholders and enhance the Company’s reputation, positioning us for competitive advantages in an industry undergoing rapid change.

Therefore, in the second quarter, Datasea decided to adopt a comprehensive ESG framework. The objective is to align our operations with our values and to make decisions that support sustainable growth and success over the long term.

In 2023, Datasea will begin disclosing information about ESG practices and performance to stakeholders through quarterly and annual ESG reports and sustainability statements. This is an initial step in the Company’s evolution as we build a more unified sustainability framework.

Datasea has started internal preparation and analysis of ESG disclosures aligned with the Sustainability Accounting Standards Board (SASB) framework. The Company plans to distribute its first ESG report soon and present a clear and concise picture of its current ESG performance.

About Datasea Inc.

Datasea Inc., through its variable interest entity, Shuhai Information Technology Co., Ltd., a digital technology Company in China, engages in three converging and innovative industries: smart city, acoustic intelligence, and 5G messaging. Datasea leverages facial recognition technology and other visual intelligence algorithms, combined with cutting-edge acoustic and non-visual intelligence algorithms, to provide smart city solutions that meet the security needs of residential communities, schools, and commercial enterprises. Most recently, in response to the growing utilization of 5G technologies and the overall initiative to utilize Datasea’s technology capabilities to expand business coverage and revenue resources, Datasea has also strategically expanded business coverage to 5G messaging and smart payment solutions. Datasea has been certified as one of the High-Tech Enterprises (jointly issued by the Beijing Science and Technology Commission, Beijing Finance Bureau, Beijing State Taxation Bureau, and Beijing Local Taxation Bureau) and one of the Zhongguancun High Tech Enterprises (issued by the Zhongguancun Science Park Administrative Committee) in recognition of the Company’s achievement in high technology products. For additional Company information, please visit: www.dataseainc.com. Datasea routinely posts important information on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Datasea investor and media Contact:
International Elite Capital Inc.
Annabelle Zhang
Telephone: +1(646) 866-7989
Email: datasea@iecapitalusa.com

DATASEA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	SIX MONTHS ENDED DECEMBER 31,		THREE MONTHS ENDED DECEMBER 31,
	2022	2021	2022	2021

Revenues	$1,590,015	$9,650,609	$425,710	$8,979,479
Cost of goods sold	1,385,488	9,340,715	371,380	8,733,180

Gross profit	204,527	309,894	54,330	246,299

Operating expenses
Selling	422,779	386,991	129,715	156,192
General and administrative	2,200,736	2,618,280	1,150,291	1,498,809
Research and development	412,390	719,571	149,058	432,355

Total operating expenses	3,035,905	3,724,842	1,429,064	2,087,356

Loss from operations	(2,831,378)	(3,414,948)	(1,374,734)	(1,841,057)

Non-operating income (expenses)
Other income (expense)	(13,791)	5,247	(36,397)	5,224
Interest income	145	32,893	46	12,359

Total non-operating income (expenses), net	(13,646)	38,140	(36,351)	17,583

Loss before income tax	(2,845,024)	(3,376,808)	(1,411,085)	(1,823,474)

Income tax	8	-	-	-

Loss before noncontrolling interest	(2,845,032)	(3,376,808)	(1,411,085)	(1,823,474)

Less: loss attributable to noncontrolling interest	(216,719)	(258,281)	(120,095)	(146,181)

Net loss to the Company	(2,628,313)	(3,118,527)	(1,290,990)	(1,677,293)

Other comprehensive item
Foreign currency translation gain (loss) attributable to the Company	(48,767)	69,992	(61,105)	74,689
Foreign currency translation gain attributable to noncontrolling interest	28,736	2,294	32,426	2,548

Comprehensive loss attributable to the Company	$(2,677,080)	$(3,048,535)	$(1,352,095)	$(1,602,604)

Comprehensive loss attributable to noncontrolling interest	$(187,983)	$(255,987)	$(87,669)	$(143,633)

Basic and diluted net loss per share	$(0.11)	$(0.13)	$(0.05)	$(0.07)

Weighted average shares used for computing basic and diluted loss per share	24,324,633	23,637,930	24,324,633	23,919,867

DATASEA INC.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2022 (UNAUDITED)	JUNE 30, 2022

ASSETS
CURRENT ASSETS
Cash	$43,309	$164,217
Accounts receivable	388,316	259,410
Inventory, net	253,473	211,353
Value-added tax prepayment	57,359	46,509
Prepaid expenses and other current assets	582,694	575,312
Total current assets	1,325,151	1,256,801

NONCURRENT ASSETS
Security deposit for rents	-	17,181
Long-term investment	57,433	29,800
Property and equipment, net	111,042	187,831
Intangible assets, net	1,447,672	1,741,791
Right-of-use assets, net	316,305	522,273
Total noncurrent assets	1,932,452	2,498,876

TOTAL ASSETS	$3,257,603	$3,755,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$628,452	$197,573
Unearned revenue	123,073	289,888
Accrued expenses and other payables	1,340,622	994,884
Due to related party	97,279	102,331
Loan payables - current	1,592,403	81,950
Operating lease liabilities	339,571	457,949
Total current liabilities	4,121,400	2,124,575

NONCURRENT LIABILITIES
Operating lease liabilities	-	31,470
Loan payables - non-current	168,384	-
Total noncurrent liabilities	168,384	31,470

TOTAL LIABILITIES	4,289,784	2,156,045

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Common stock, $0.001 par value, 375,000,000 shares authorized, 24,324,633 shares issued and outstanding as of December 31, 2022 and June 30, 2022 , respectively	24,325	24,325
Additional paid-in capital	19,980,795	20,729,559
Accumulated comprehensive income	234,820	283,587
Accumulated deficit	(21,211,879)	(18,583,566)
TOTAL COMPANY STOCKHOLDERS’ EQUITY (DEFICIENCY)	(971,939)	2,453,905

Noncontrolling interest	(60,242)	(854,273)

TOTAL EQUITY (DEFICIENCY)	(1,032,181)	1,599,632

TOTAL LIABILITIES AND EQUITY (DEFICIENCY)	$3,257,603	$3,755,677

DATASEA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	SIX MONTHS ENDED DECEMBER 31
	2022	2021

Cash flows from operating activities:
Loss including noncontrolling interest	$(2,845,032)	$(3,376,808)
Adjustments to reconcile loss including noncontrolling interest to net cash used in operating activities:
Loss (gain) on disposal on fixed assets	(7)	460
Depreciation and amortization	367,616	233,544
Bad debt expense	-	286,055
Operating lease expense	371,871	435,762
Stock compensation expense	233,250	294,750
Changes in assets and liabilities:
Accounts receivable	(138,565)	(5,175,377)
Inventory	(49,886)	(13,850)
Value-added tax prepayment	(12,561)	16,702
Prepaid expenses and other current assets	(46,374)	(1,165,822)
Accounts payable	434,637	4,803,114
Unearned revenue	(156,533)	63,507
Accrued expenses and other payables	391,950	191,289
Payment on operating lease liabilities	(316,856)	(417,948)

Net cash used in operating activities	(1,766,490)	(3,824,622)

Cash flows from investing activities:
Acquisition of property and equipment	(2,276)	(23,787)
Refund / (acquisition) of intangible assets	(1,985)	(198,151)
Long-term investment	(28,764)	(62,186)

Net cash provided by (used in) investing activities	(33,025)	(284,124)

Cash flows from financing activities:
Due to related parties	(1,387)	(13,391)
Proceeds (repayment) of loan payables	1,684,595	(1,493,237)
Proceeds from capital contribution from a major shareholder	-	62,186
Net proceeds from issuance of common stock	-	7,681,796

Net cash provided by financing activities	1,683,208	6,237,354

Effect of exchange rate changes on cash	(4,601)	62,424

Net increase (decrease) in cash	(120,908)	2,191,032

Cash, beginning of period	164,217	49,676

Cash, end of period	$43,309	$2,240,708

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Supplemental disclosures of non-cash operating, investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$172,612	$-
Transfer of prepaid software development expenditure to intangible assets	$-	$50,000
Shares issued for accrued bonus to officers	$-	$259,023

IMPORTANT NOTICE TO USERS (summary only, please refer to the Form 10-Q for full text of notice); All information is unaudited unless otherwise noted or accompanied by an audit opinion and is subject to the more comprehensive information contained in our SEC reports and filings. We do not endorse third-party information. All information speaks as of the last fiscal quarter or year for which we have filed a Form 10-K or 10-Q, or for historical information the date or period expressly indicated in or with such information. We undertake no duty to update the information. Forward-looking statements are subject to risks and uncertainties described in our Forms 10-Q and 10-K.